U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             AcquireStuff.com, Inc.,
             (Exact name of registrant as specified in its charter)


Delaware                               8721                       98-0335282
--------                               ----                       ----------
(State or other jurisdiction    (Primary Standard            (I.R.S. Employer
of incorporation or             Industrial Classification    Identification No.)
organization)                   Code Number)

Unit 05, 240 Clarence Street, Brampton, Ontario, Canada            L6W 1T4
-------------------------------------------------------            -------
(Address of registrant's principal executive offices)             (Zip Code)


                                  905.451.0899
                                  ------------
                 (Registrant's Telephone Number, Including Area
                                      Code)


                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
                             ----------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================== ============= =================== ===================== ==============
  Title of each class       Amount      Proposed maximum      Proposed maximum      Amount of
     of securities          to be        offering price          aggregate        registration
   to be registered       registered        per share          offering price          fee
------------------------ ------------- ------------------- --------------------- --------------
Common Stock, $.001        8,100,000         $0.25             $2,025,000.00          $534.60
par value
======================== ============= =================== ===================== ==============

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             AcquireStuff.com, Inc.,
                             a Delaware corporation

                        8,100,000 Shares of Common Stock

This prospectus relates to 8,100,000 shares of common stock of AcquireStuff.com, Inc., a Delaware corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The selling security holders may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered.

See "Risk Factors" on pages 5 to 9 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 The date of this prospectus is August 20, 2001
                            Subject to completion.

                                TABLE OF CONTENTS

    Prospectus Summary ........................................................4
    Risk Factors...............................................................4
    Use of Proceeds............................................................8
    Determination of Offering Price............................................8
    Dilution...................................................................8
    Selling Security Holder....................................................8
    Plan of Distribution.......................................................9
    Legal Proceedings.........................................................10
    Directors, Executive Officers, Promoters and Control Persons..............10
    Security Ownership of Certain Beneficial Owners and Management............11
    Description of Securities.................................................11
    Interest of Named Experts and Counsel.....................................12
    Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities................................................12
    Organization Within Last Five Years.......................................12
    Description of Business...................................................12
    Management's Discussion and Analysis of Financial Condition and
    Results of Operations.....................................................15
    Description of Property...................................................15
    Certain Relationships and Related Transactions............................15
    Market for Common Equity and Related Stockholder Matters..................16
    Executive Compensation....................................................17
    Financial Statements......................................................17
    Changes in and Disagreements with Accountants on Accounting and
    Financial Disclosure......................................................37
    Legal Matters.............................................................37
    Experts...................................................................37
    Additional Information....................................................38
    Indemnification of Directors and Officers.................................38
    Other Expenses of Issuance and Distribution...............................39
    Recent Sales of Unregistered Securities...................................39
    Exhibits..................................................................39
    Undertakings..............................................................40
    Signatures    ............................................................41
    Power of Attorney.........................................................42

Prospectus Summary
------------------

       Our Business:        Our  principal  business  address  is Unit  05,  240
                            Clarence Street, Brampton,  Ontario, Canada L6W 1T4.
                            Our facsimile number is 905.451.0899.

                            We intend to locate and hire a select group of independent commodity tax consultants who have knowledge and understanding of, at least initially, the Canadian tax system. We intend to provide tax services including, but not limited to, retroactive audits to determine how issues, rulings, changes in legislation and government incentive programs may affect the taxes that companies pay. If it is determined that a particular company has overpaid taxes or has missed an opportunity to recover or receive a refund, we shall assist such company in obtaining the funds.

        Our State of        We were incorporated in Delaware on August 17, 2000.
        Organization:

        Number of Shares The selling security holders want to sell 8,100,000 Being Offered: shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

        Number of Shares    8,100,000 shares of our common stock are issued and
        Outstanding After   outstanding. We have no other securities issued.
        Offering:

        Estimated use of    We will not receive any of the proceeds from the
        proceeds:           sale of those shares being offered.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our growth and operating results.

Our business strategy involves providing the support and assistance of commodity tax specialists who will review current and past corporate tax returns and locate any over-payments or opportunities for tax refunds, returns or grants that the client may not be aware of. Further, we intend to assist our clients to apply for, receive and /or recover these funds where applicable. Our ability to implement this business strategy is dependent on our ability to:

   o Develop a functional, user-friendly website through which we can advertise and explain our services;
   o Procure agreements with various entities through both our website and through phone and facsimile;
   o Identify and pursue new mediums through which we will be able to market our services; and
   o Manage growth by managing administrative overhead and distribution costs.

We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will be successful. In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history and brand recognition, the competitive conditions existing in our industry and general economic conditions. Our future growth is largely dependent on our ability to successfully implement our business strategy. Our revenues will be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

We face numerous operational risks associated with a new and unproven business model.

We have designed a new business model that is substantially dependent on a relatively complex tax recovery system. The success of our business heavily rests upon whether we can effectively fulfill our obligations to our clients by providing them with effective and efficient tax recovery services. The success of our business model has yet to be proven. We cannot assure you that our business model will attract enough interest to maintain our operations. If we are unable to attract significant interest in our services and if we are unable to effectively recover overpaid taxes for our clients, we may lose existing customers or fail to attract new customers. Additionally, the efficient and timely execution of our business model is critical to consumer acceptance of our services. If we are unable to meet customer service expectations as a result of operational issues, our ability to develop customer relationships that result in repeat business will be adversely affected.

We may be subject to government regulation of the Internet and face many legal uncertainties.

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to commerce on the Internet. Because of the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing and characteristics and quality of products and services.

Several telecommunications carriers are attempting to have telecommunications over the Internet regulated by the Federal Communications Commission ("FCC") in the same manner as other telecommunications services. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with significant Internet use have begun to experience interruptions in telephone service, local telephone carriers have petitioned the FCC to regulate Internet Service Providers ("ISPs") and Online Service Providers ("OSPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If the requested relief is granted, the costs of communicating on the Internet could increase substantially, potentially reducing the growth in use of the Internet, which could in turn decrease the demand for our services.

We are subject to numerous general risks associated with our anticipated foreign operations.

Foreign operations are generally subject to risks such as transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, changes in governmental policies, restrictions on the transfer of funds, currency fluctuations and potentially adverse tax consequences. There can be no assurance that such events will not occur and any growth of our international operations will subject us to greater exposure to risks of foreign operations. The occurrence of such an event would have a material adverse effect on our business results.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The sale of our services is highly competitive. Our competitors will consist mainly of chartered accountants who have established name recognition and prestige. We will be competing with well-financed accounting firms. Many of our competitors will have a large client base, name recognition and superior resources. Our future growth and financial success depend on our ability to establish and expand our market penetration. Many of our competitors will be significantly larger and more diversified than we are and have substantially greater resources available for marketing their services. Many of our competitors also have greater name recognition than us. We cannot assure you that we will successfully compete in this industry or be able to attract sufficient clients to maintain our operations.

The utilization or other exploitation of the services sold by us may require us to obtain licenses or consents from government regulatory or other licensing authorities.

In the event we are unable, if so required, to obtain any necessary licenses or consents on terms and conditions which we consider to be reasonable, we may be required to stop providing services affected by government regulation. In the event we are challenged by a government regulatory agency or other licensing authority there can be no assurance that we will have the financial or other resources to defend any resulting legal action, which could be significant.

New and unforeseen legislation could limit our ability to execute our business plan.

From time to time, the subjects of tax simplification, restructuring and reform ("tax reform") are proposed, sometimes leading to proposed legislation to effectuate one or more tax reform ideas. In the past few years, tax reform ideas such as a flat tax, a consumption tax and a national sales tax have been proposed and have received more serious attention than in the past, although none of these tax reform ideas has materialized into effective legislation, at least in the United States. Historically, changes in tax laws have increased the need to contact a knowledgeable professional because of inherent uncertainties as to the interpretation and application of new changes and, in many cases, the increased complexity in tax law caused by such changes. If enacted, the effect of significant tax reform legislation on our business over time is uncertain and such legislation could have a material adverse effect on our business and results of operations.

Our operating results could decrease if we become subject to unforeseen taxes.

A number of proposals have been made at various federal, state and local agencies that would impose additional taxes on the sale of services on the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce, and could adversely affect our ability to derive financial benefit from such activities. In addition, a number of countries have announced, or are considering, additional regulation in many of the foregoing areas. Those laws and regulations, if enacted in the United States or elsewhere, could have a material adverse effect on our business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our services violate such laws. Any such new legislation or regulation in the United States or elsewhere or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results, and financial condition.

If one or more states or any foreign country successfully asserts that we should collect certain taxes on the sale of our services, our net results of operations could be harmed. We do not anticipate that we will collect taxes for our services. However, one or more local, state or foreign jurisdictions may seek to impose tax collection obligations on us. In addition, any expansion of our activities could subject our clients to certain unforeseen tax liability. If we become obligated to collect taxes, we will need to update our system to calculate the appropriate tax for each client and remit the collected taxes to the appropriate authorities. These upgrades will increase our operating expenses. In addition, our customers may be discouraged from using our services because they have to pay unexpected taxes, causing our operations to suffer. As a result, we may need to adjust our pricing to retain these clients.

We have no operating history upon which an evaluation of our prospects can be made.

We were incorporated on August 17, 2000. Since our incorporation we have focused on developing the operating model of our business. We have not yet initiated our commercial services. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered by new start-up businesses and the tax industry in general. The continued development of our services involves significant risks, which our combination of experience, knowledge and careful evaluation may not be able to overcome. These risks and difficulties include, but are not limited to:

   o   An unproven business system;
   o   Lack of sufficient clients, revenue or cash flow;
   o   Difficulties in managing growth;
   o   High capital expenditures; and
   o   Lack of widespread acceptance of our tax retrieval services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that unanticipated problems will not occur which would result in material delays in our operations. There can be no assurance that we will be able to achieve profitable operations.

Our Certificate of Incorporation limits the liability of our officers and directors.

Article Six of our Certificate of Incorporation includes a provision eliminating or limiting the personal liability of our directors to the Company and its shareholders for damages for breach of fiduciary duty as a director. Moreover, the Delaware General Corporation Law provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

      DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities resulting from violations of the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Our officers and directors are engaged in other activities that could have conflicts with our business interests.

The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors may engage in other activities. Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Our officers and directors, however, believe that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business.

Our common stock may be subject to penny stock regulation which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and our salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

============================================= =================================
          Name of Selling Security Holder           Shares of Common Stock
--------------------------------------------- ---------------------------------
Donald Borrie(1)                                             3,050,000
--------------------------------------------- ---------------------------------
Daniel Betson(2)                                             2,050,000
--------------------------------------------- ---------------------------------
Mike Garbutt                                                  140,000
--------------------------------------------- ---------------------------------
Keith Brown                                                   130,000
--------------------------------------------- ---------------------------------
Art Knight                                                    120,000
--------------------------------------------- ---------------------------------
Paul Facto                                                    130,000
--------------------------------------------- ---------------------------------
Gord Ferguson                                                 140,000
--------------------------------------------- ---------------------------------
Jim Leavens                                                   100,000
--------------------------------------------- ---------------------------------
Guy Adamson                                                   140,000
--------------------------------------------- ---------------------------------
Mike Pietrangelo                                              100,000
--------------------------------------------- ---------------------------------
Andrew Bunker                                                 140,000
--------------------------------------------- ---------------------------------
Greg Over                                                     120,000
--------------------------------------------- ---------------------------------
Vince Cicchelli                                                80,000
--------------------------------------------- ---------------------------------

--------------------------------------------- ---------------------------------
Diane Cicchelli                                               110,000
--------------------------------------------- ---------------------------------
Rita Raffa                                                     60,000
--------------------------------------------- ---------------------------------
Ricco Raffa                                                    70,000
--------------------------------------------- ---------------------------------
Rick Dilena                                                   120,000
--------------------------------------------- ---------------------------------
George Stoyanchin                                             120,000
--------------------------------------------- ---------------------------------
Mike Hooper                                                   130,000
--------------------------------------------- ---------------------------------
Dan Domincio                                                  120,000
--------------------------------------------- ---------------------------------
Mark Armstrong                                                130,000
--------------------------------------------- ---------------------------------
Frank Marson                                                  140,000
--------------------------------------------- ---------------------------------
John Brown                                                    120,000
--------------------------------------------- ---------------------------------
Joe Arezza                                                    140,000
--------------------------------------------- ---------------------------------
Julie King                                                    100,000
--------------------------------------------- ---------------------------------
Sharone Irvine                                                150,000
--------------------------------------------- ---------------------------------
Denise Neville                                                150,000
============================================= =================================

(1) Mr. Borrie is our President and a member of our Board of Directors.
(2) Mr. Betson is our Secretary and a member of our Board of Directors.

Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

   o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
   o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
   o   privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

        =================== =============== ============================
        Name                     Age        Position
        ------------------- --------------- ----------------------------
        Donald Borrie             77        President and a Director
        ------------------- --------------- ----------------------------
        Daniel Betson             40        Secretary and a Director
        =================== =============== ============================

Donald Borrie, age 77, is our President and on our Board of Directors. Mr. Borrie has taken, and completed, various computer courses and various credit courses in banking. He belongs to the Rotary Club and Lions Club. From February 1948 to June 1967, Mr. Borrie worked for the Toronto Dominion Bank in Toronto. From June 1969 to October 1978, Mr. Borrie worked as an auditor and manager for National Bank of Canada. From October 1981 to October 1998, Mr. Borrie worked as an auditor and collections officer for Revenue Canada Taxation, a branch of the Canadian Government Taxation.

Daniel Betson, age 40, is our Secretary and a member of our Board of Directors. Mr. Betson studied Economics for one year at Queens University. Mr. Betson studied the Arts for 2 years at York University. He also took one year to study Business Administration at Humber College. From 1984 to 1988, Mr. Betson worked at Molson Breweries. From 1988 to the present, Mr. Betson has worked as a station attendant for Air Canada at Lester B. Pearson Airport.

There is no familial relationship between Mr. Borrie and Mr. Betson.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 1, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

================== =========================== ============================== =====================
Title of Class     Name of Beneficial Owner    Amount of Beneficial Owner     Percent of Class
------------------ --------------------------- ------------------------------ ---------------------
Common Stock       Donald Borrie                             3,050,000                37.65%
------------------ --------------------------- ------------------------------ ---------------------
Common Stock       Daniel Betson                             2,050,000                25.31%
================== =========================== ============================== =====================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of July 1, 2001, 8,100,000 shares of our common stock were issued and outstanding. As of July 1, 2001, none of our preferred stock was issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-------------------------------------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

   o for any breach of such director's duty of loyalty to us or our security holders;
   o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
   o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
   o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers. If we do enter into such agreements, we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. We did not use the services of promoters.

Description of Business
-----------------------

Our Background. AcquireStuff.com, Inc, was incorporated pursuant to the laws of the State of Delaware on August 17, 2000.

Our Business. We are a developmental stage company and we intend to locate and hire a select group of independent commodity tax consultants who have knowledge and understanding of certain tax systems. Our focus will initially be on the Canadian tax system since Mr. Borrie, our President and a member of our Board of Directors, has extensive experience with the Canadian tax system. We intend to provide our prospective clients with tax services including, but not limited to, retroactive audits to determine how issues, rulings, changes in legislation and government incentive programs may affect the taxes that our prospective clients pay. If it is determined that a particular company has overpaid taxes or has missed an opportunity to recover or receive a refund, we shall assist such company in obtaining the funds.

We have not yet generated any revenues from the sale of our services.

Our Services. Our initial focus will be in the Canadian market. Therefore, the following discussion shall focus on our proposed activities in Canada. We intend to provide the support and assistance commodity tax specialists who will review current and past corporate tax returns and locate any over payments or opportunities for tax refunds, returns or grants that the client may not be aware of.

We intend to assist our clients in identifying potential tax refunds or overpayments of taxes as well as assisting in the application process by which those clients may receive and / or recover funds where applicable. For such services, we will enter into agreements with our clients which will entitle us to a percentage of any recovery.

We believe that many companies are not aware of the term "commodity taxes". The term "commodity taxes" is a general term used to describe taxes that are levied on property and services. In the United States such taxes are described as "indirect taxes".

For companies operating within Canada, the term "commodity taxes" refers primarily to sales tax of general application as well as the other indirect taxes such as taxes placed on fuels, tobacco and alcoholic beverages. In addition, custom duties and excise taxes fall under this category of taxes as they are selective taxes on goods.

Unlike income taxes which are paid monthly, quarterly and annually, commodity taxes are paid each time a taxable item is purchased. Therefore, we believe that commodity taxes usually affect a larger amount of a company's transactions than income taxes. We believe that there are companies operating in Canada today that are unaware that they are, in some cases, overpaying their commodity taxes every year.

We do not believe that overpayments to the Canadian Customs and Revenue Agency (the "CCRA") are limited by the size of a company. We believe that misinterpretation of the many amendments, adjustments and policy changes regarding commodity taxes creates, in some cases, a windfall for the CCRA.

We believe there are in excess of one million companies currently operating within Canada. We plan on targeting clients which are multi-million dollar a year companies as well as small independent companies which are generating over $1,000,000.00 in revenue per year. We hope to assist such clients in the enhancement of the client's finances using suppliers' checks and credits, tax deductions, government tax refunds and / or internal deductions from current tax remittances. Home or small businesses which have less than 20 employees do not fit our criteria (i.e. a company that generates $1 million or more in revenue, per annum).

In a recent report by Fairtax Consultants, it was stated that, on average, a company that fills the above per annum performance, will overpay the CCRA by approximately CDN $8,500 per year. InfoCANADA, the leading provider of information on Canadian corporations, states that our target group (companies that generate more than $1 million per annum in revenue) consists of some 65,000 potential institutions nationwide.

We believe that Canada has an affluent, advanced industrial economy that closely resembles that of the United States in its per capita output, market-orientation, and its pattern of production. We expect that as the Canadian economy continues to expand, companies operating within Canada will continue to overpay their required tax filings, thereby providing a significant opportunity for us to capitalize and provide our services.

Our Proposed Website and Advertising. Our proposed website will primarily be used for advertising purposes only. Through the use of our proposed website, the telephone and the fax, we intend to contact, and introduce ourselves to, prospective clients.

Donald Borrie, our President and a member of our Board of Directors, shall utilize his working experience and contacts within the tax industry to locate and hire a select number of independent commodity tax specialists who have an ongoing, comprehensive knowledge and understanding of the existing corporate tax systems. We will strive to provide companies with services such as retroactive audits on a general or specific basis to determine how issues, rulings, changes in legislation and government incentive programs may affect the taxes and expenditures that such companies are currently paying or have paid in the past.

If and when it is determined that a client has over-paid or missed an opportunity to recover or receive funds, we will strive to assist the client in obtaining such funds. In return, we shall receive a percentage of any recovered amount.

Internet Advertising. If we generate significant revenues, we anticipate that we will expand and develop our proposed website as a market for advertising our services. If we develop our website as we anticipate, we may be able to generate advertising revenues from companies which have complementary products or services and desire to advertise on our proposed website. However, as indicated above, our proposed website will not be our main focus. We hope to attract potential clients via the telephone and facsimile.

Our Target Markets and Marketing Strategy. As discussed above, our initial focus will be on companies located within Canada. We believe that some of these companies have incorrectly filed their corporate commodity tax submissions and, as a result, have overpaid taxes.

We intend to create a simple yet informative website that will provide corporate controllers and accountants with required information about our services and fees. We will not depend solely on our proposed website, however. In order to generate the majority of new clients, we intend to utilize not only our proposed website, but also the telephone and facsimile to contact and inform potential customers.

It is expected that eventually we will retain an independent, professional telephone marketing and sales staff. In our search for qualified personnel, we will attempt to locate individuals who have a general understanding of the tax system. However, we plan to provide our staff with updated information and resources so that they will be able to communicate with clients with the requisite knowledge and professionalism.

Once the initial contact has been made with a prospective client and interest has been generated, a simple 2 or 3-page information sheet and agreement will be faxed to the client. We believe that marketing studies have shown that generating interest can be accomplished by first establishing telephone contact, then follow up with faxed documentation and subsequent telephone calls. Moreover, we do not believe that this approach to marketing our services will require a significant outlay of corporate capital.

We hope to generate our initial clients through introductions by our current officers and directors. We also hope to generate clients through the independent contractors we intend to retain.

Growth Strategy. Our objective is to become a recognized provider of reliable, professional tax services. Our strategy is to provide clients with exceptional, effective service. Key elements of our strategy include plans to:

   o  negotiate service agreements with target companies;
   o continue to expand our advertising opportunities, including, but not limited to, our proposed website;
   o  establish and then increase a client base; and
   o  provide companion services (not yet determined).

Our Competition. We believe there are thousands of chartered accountants operating across Canada who will provide, or are currently providing, the type of service we intend to provide. However, we believe the majority have not yet concentrated on the commodity tax recovery sector of the Canadian tax system. Notable exceptions to this would be large accounting firms such as Arthur Andersen and Baker and Shore & Associates. While these firms enjoy advantages such as numerous support personnel, name recognition, prestige and capital resources, we believe we will still be able to penetrate the market. We believe that we have access to the knowledge and expertise to find a place in the market.

Our Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our services to include tax-related assistance in other areas of taxation.

Employees. As of July 1, 2001, we had no employees other than our officers. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. However, we do believe we will enter into agreements with independent contractors to provide tax advice services. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain qualified independent contractors.

Facilities. Our executive, administrative and operating offices are located at Unit 05, 240 Clarence Street, Brampton, Ontario, Canada L6W 1T4. Our office supplies and expense totaled $713.00 for the period from August 17, 2000 (inception), to June 30, 2001.


Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

Liquidity and Capital Resources. We were incorporated on August 17, 2000 and our only material expense from inception though June 30, 2001 has been legal and professional fees of approximately $7,110. From inception (August 17, 2000) to June 30, 2001, we experienced a net loss of $13,249. For the six months ended June 30, 2001, we experienced a net loss of $4,649. Our only current sources of capital are the proceeds from this offering and cash currently maintained in our bank accounts. We will require additional financing; however, there is no assurance that such additional financing will be available. During the period from August 17, 2000 (inception) to June 30, 2001, we received $30,000.00 as proceeds from subscriptions for shares. After payment of development and operating expenses, we had cash and cash equivalents of $25,651 at June 30, 2001.

Results of Operations. We have not yet realized any revenue from operations from formation (August 17, 2000) through June 30, 2001. From our inception on August 17, 2000, to June 30, 2001, we had experienced operating expenses of approximately $13,249 which consisted of: consulting services, legal and professional fees, office supplies and expense, and telephone and communications expense.

Our Plan of Operation for the Next Twelve Months. We intend to initiate our advertising campaign through the Internet, phone and facsimile. We hope to negotiate independent contractors' agreements with qualified tax experts. We also hope to raise additional working capital through the sale of our common stock.

There can be no assurance that additional funding will be available under favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of the services we intend to provide. We believe, however, that we are poised to maintain our long-term liquidity. We believe we have raised enough capital to allow us to meet our financial obligations for a period of at least twelve (12) months from December 31, 2000. However, our forecast for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could fail as a result of a number of factors.

Our plan of operation for the next 12 months depends on raising sufficient capital to complete our marketing and advertising objectives.

Description of Property
-----------------------

Property held by Us. As of the date specified in the following table, we held the following property:

------------ ----------------------------------- ------------------------------
Property     December 31, 2000                   June 30, 2001
------------ ----------------------------------- ------------------------------
Cash         $0.00                               $25,651.00
------------ ----------------------------------- ------------------------------

Our Facilities. Our executive, administrative and operating offices are located at Unit 05, 240 Clarence Street, Brampton, Ontario, Canada L6W 1T4.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is twenty-seven (27).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
o        a toll-free telephone number for inquiries on disciplinary actions;
o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o        the bid and offer quotations for the penny stock;
o the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our President and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================= ======= ============= ============= ===================== =====================
Name and Principal Position    Year      Annual      Bonus ($)        Other Annual           All Other
                                       Salary ($)                   Compensation ($)        Compensation
----------------------------- ------- ------------- ------------- --------------------- ---------------------
Donald Borrie
President, Director            2001       None          None              None                  None
----------------------------- ------- ------------- ------------- --------------------- ---------------------

Daniel Betson
Secretary, Director            2001       None          None              None                  None
============================= ======= ============= ============= ===================== =====================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of July 1, 2001, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into employment contracts with Donald Borrie and Daniel Betson.

Financial Statements
--------------------



                             ACQUIRESTUFF.COM, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                                    CONTENTS



                                                                           PAGE
                                                                           ----

Independent Auditor's Report                                                 1

Financial Statements:

     Balance Sheet                                                           2

     Statement of Operations                                                 3

     Statement of Changes in Stockholders' Deficit                           4

     Statement of Cash Flows                                                 5

     Notes to Financial Statements                                           6

                          Independent Auditor's Report



To the Stockholders of
Acquirestuff.com, Inc.


         I have audited the accompanying balance sheet of Acquirestuff.com, Inc., a development stage company, as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period August 17, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquirestuff.com, Inc., a development stage company, as of December 31, 2000, and the results of its operations and its cash flows for the period August 17, 2000 (inception) through December 31, 2000 in conformity with generally accepted accounting principles.




                                         /s/ Quintanilla
                                         A Professional Accountancy Corporation
                                         Laguna Niguel, California

                                         August 9, 2001

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                DECEMBER 31, 2000



                                     ASSETS
                                     ------
Current assets
    Cash                                                        $           ---
    Other current assets                                                    ---
                                                                ----------------

       Total current assets                                                 ---

Other assets                                                                ---
                                                                ----------------

       Total assets                                             $           ---
                                                                ================



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
    Accounts payable and accrued expenses                       $         3,500
                                                                ----------------

       Total current liabilities                                          3,500
                                                                ----------------

Contingencies

Stockholders' Deficit
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0                                    ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 5,100,000                          5,100
    Additional paid-in capital                                              ---
    Deficit accumulated during the development stage                     (8,600)
                                                                 --------------

       Total stockholders' deficit
                                                                         (3,500)

          Total liabilities and stockholders' deficit           $           ---
                                                                ===============






               See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

          PERIOD AUGUST 17, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



Revenues
    Consulting fees                                           $             ---
    Less: returns and allowances                                            ---
                                                              -----------------

       Net revenues                                                         ---
                                                              -----------------

Operating expenses
    Consulting services                                                   5,100
    Legal and accounting fees                                             3,500
                                                              -----------------

       Total operating expenses                                           8,600
                                                              -----------------

Loss from operations                                                     (8,600)
                                                              -----------------

Provision for income tax expense (benefit)                                  ---
                                                              -----------------

Net loss/Comprehensive loss                                   $          (8,600)
                                                             ===================

Net loss per common share-- basic and diluted                 $           (.002)
                                                             ===================

Weighted average of common shares-- basic and diluted                 5,100,000
                                                             ==================







                 See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

          PERIOD AUGUST 17, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



                                             Common Stock              Additional
                                             ------------               Paid-In       Accumulated
                                         Shares          Amount         Capital         Deficit              Total
                                      ------------    -----------     -----------     ------------        ------------
Balance, August 17, 2000                       ---    $       ---     $       ---     $       ---         $       ---

Issuance of common stock,
  August 18, 2000                        5,100,000          5,100             ---             ---               5,100

Net loss/Comprehensive loss                    ---            ---             ---          (8,600)             (8,600)
                                      ------------    -----------     -----------     ------------        ------------

Balance, December 31, 2000               5,100,000    $     5,100     $       ---     $    (8,600)        $    (3,500)
                                      ============    ===========     ===========     ============        ============




                 See accompanying notes to financial statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

          PERIOD AUGUST 17, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                          $          (8,600)
    Adjustments to reconcile net loss to net cash used in
    operating activities
       Cost of consulting services paid with common stock                         5,100
       Changes in operating assets and liabilities
          Increase in accounts payable and accrued expenses                       3,500
                                                                      -----------------

              Net cash provided by operating activities                             ---
                                                                      -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                ---
                                                                     ------------------

              Net cash provided by investing activities                             ---
                                                                      -----------------

CASH FLOWS FROM FINANCING ACTIVITIES                                                ---
                                                                      -----------------

              Net cash provided by financing activities                             ---
                                                                      -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           ---

CASH AND CASH EQUIVALENTS, beginning of period                                      ---
                                                                      -----------------

CASH AND CASH EQUIVALENTS, end of period                              $             ---
                                                                      =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                               ---
                                                                      -----------------
    Interest paid                                                                   ---
                                                                      -----------------

    Non-cash financing activities:
       During the period August 17, 2000 (inception) through December 31, 2000, the Company issued 5,100,000 shares of its common stock to its President, Secretary for services valued at $5,100.





                 See accompanying notes to financial statements

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Acquirestuff.com, Inc. (the "Company") was incorporated in the state of Delaware on August 17, 2000. The Company provides commodity tax and consulting services for clients subject to the Canadian tax system. The Company is headquartered in Brampton, Ontario, Canada.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At December 31, 2000, the Company had no cash or cash equivalents.

         Fair Value of Financial Instruments - The carrying value of accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - Once revenues are generated, the Company will record revenues when services to its customers are complete and collectibility is reasonably assured The Company will also provide an allowance for returns when experience is established. Cost of goods sold will consist of the payroll and related expenses of personnel used.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2000, the Company adopted this consensus. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.


NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $8,600 since inception for the year ended December 31, 2000.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of December 31, 2000.


NOTE 4 - COMMON STOCK

         On August 18, 2000, the Company issued 5,100,000 shares of its common stock to its officers and founders for consulting services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



NOTE 5 - INCOME TAXES

         At December 31, 2000, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $8,600, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $1,300 at December 31, 2000. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($1,300) has been provided for the deferred tax assets.


Note 6 - SUBSEQUENT EVENTS

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Regulation S of the Securities Act of 1933 promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 19, 2001, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000.

                             ACQUIRESTUFF.COM, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                                    CONTENTS




                                                                          PAGE
                                                                          ----
Independent Accountant's Review Report                                      1

Financial Statements (Unaudited)

     Balance Sheet                                                          2

     Statements of Operations                                               3

     Statement of Changes in Stockholders' Equity                           4

     Statements of Cash Flows                                               5

     Notes to Financial Statements                                          6

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2001

                                   (UNAUDITED)

                                     ASSETS
                                     ------
Current assets
    Cash                                                        $         25,651
    Other current assets                                                     ---
                                                                ----------------

       Total current assets                                               25,651

Other assets                                                                 ---
                                                                ----------------

       Total assets                                             $         25,651
                                                                ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
    Accounts payable and accrued expenses                       $          1,500
                                                                ----------------

       Total current liabilities                                           1,500
                                                                ----------------

Contingencies

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0
                                                                            ---
    Common stock, $.001 par value;                             -----------------
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 8,100,000                          8,100
    Additional paid-in capital                                           29,300
    Deficit accumulated during the development stage                    (13,249)
                                                               ----------------

       Total stockholders' equity                                         24,151
                                                                ----------------

          Total liabilities and stockholders' equity            $         25,651
                                                                ================





                See accompanying notes to financials statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)


                                                                  SIX MONTHS         AUGUST 17, 2000
                                                                    ENDED             (INCEPTION) -
                                                                JUNE 30, 2001         JUNE 30, 2001
                                                              ------------------    -----------------
Revenues
    Consulting fees                                           $             ---     $             ---
    Less: returns and allowances                                            ---                   ---
                                                              -----------------     -----------------

       Net revenues                                                         ---                   ---
                                                              -----------------     -----------------

Operating expenses
    Consulting services                                                     ---                 5,100
    Legal and professional fees                                           3,610                 7,110
    Office supplies and expense                                             713                   713
    Telephone and communications                                            326                   326
                                                              -----------------     ------------------

       Total operating expenses                                          (4,649)              (13,249)
                                                              ------------------    ------------------

Loss from operations                                                     (4,649)              (13,249)
                                                              -----------------     ------------------

Provision for income tax expense (benefit)                                  ---                   ---
                                                              -----------------     ------------------
Net loss/Comprehensive loss                                   $          (4,649)    $         (13,249)
                                                              ==================    ==================

Net loss per common share-- basic and diluted                 $           (.001)    $           (.002)
                                                              ==================    ==================

Weighted average of common shares-- basic and diluted                 6,000,000             5,610,000
                                                              ==================    ==================

                See accompanying notes to financials statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            PERIOD AUGUST 17, 2000 (INCEPTION) THROUGH JUNE 30, 2001

                                   (UNAUDITED)

                                             Common Stock             Additional
                                             ------------               Paid-In       Accumulated
                                         Shares          Amount         Capital         Deficit              Total
                                      ------------    -----------     -----------     -----------         -----------
Balance, August 17, 2000                       ---    $       ---     $       ---     $       ---         $       ---

Issuance of common stock,
  August 18, 2000                        5,100,000          5,100             ---             ---               5,100

Net loss/Comprehensive loss                    ---            ---             ---          (8,600)             (8,600)
                                      ------------    -----------     -----------     -----------         -----------

Balance, December 31, 2000               5,100,000          5,100             ---          (8,600)             (3,500)
                                      ------------    -----------     -----------     -----------         -----------

Contribution of capital,
  April 1, 2001                                ---            ---             300             ---                 300

Contribution of capital,
  April 12, 2001                               ---            ---             500             ---                 500

Issuance of common stock,
  April 12, 2000                           140,000            140           1,260             ---               1,400

Issuance of common stock,
  May 7, 2000                            2,860,000          2,860          25,740             ---              28,600

Contribution of capital,
  June 6, 2001                                 ---            ---           1,500             ---               1,500

Net loss/Comprehensive loss                    ---            ---             ---          (4,649)             (4,649)
                                      ------------    -----------     -----------     -----------         -----------

Balance, June 30, 2001                   8,100,000    $     8,100     $    29,300     $   (13,249)        $    24,151
                                      ============    ===========     ===========     ============        ===========





                See accompanying notes to financials statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                                                SIX MONTHS         AUGUST 17 2000
                                                                                   ENDED            (INCEPTION) -
                                                                               JUNE 30, 2001        JUNE 30, 2001
                                                                             ------------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                 $          (4,649)   $         (13,249)
    Adjustments  to  reconcile  net  loss to net  cash  used in operating activities
      Cost of consulting services paid with common stock                                   ---                5,100
      Changes in operating assets and liabilities
        Increase (decrease) in accounts payable and accrued expenses                    (2,000)               1,500
                                                                             ------------------   -----------------

              Net cash used in operating activities                                     (6,649)              (6,649)
                                                                             -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                       ---                  ---
                                                                             -----------------   ------------------

              Net cash provided by investing activities                                    ---                  ---
                                                                             -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Contributions of capital                                                             2,300                2,300
    Proceeds from issuance of common stock                                              30,000               30,000
                                                                             -----------------    -----------------

              Net cash provided by financing activities                                 32,300               32,300
                                                                             -----------------    -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                               25,651               25,651

CASH AND CASH EQUIVALENTS, beginning of period                                             ---                  ---
                                                                             -----------------    -----------------

CASH AND CASH EQUIVALENTS, end of period                                     $          25,651    $          25,651
                                                                             =================    =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                                      ---                  ---
                                                                             -----------------    -----------------
    Interest paid                                                                          ---                  ---
                                                                             -----------------    -----------------

    Non-cash financing activities
      During the period August 17, 2000 (inception) through June 30, 2001, the Company issued 5,100,000 shares of its common stock to its President, Secretary for services valued at $5,100.




                See accompanying notes to financials statements.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Acquirestuff.com, Inc. (the "Company") was incorporated in the state of Delaware on August 17, 2000. The Company provides commodity tax and consulting services for clients subject to the Canadian tax system. The Company is headquartered in Brampton, Ontario, Canada.

         Cash and Cash Equivalents - For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Fair Value of Financial Instruments - The carrying value of cash and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - Once revenues are generated, the Company will record revenues when services to its customers are complete and collectibility is reasonably assured The Company will also provide an allowance for returns when experience is established. Cost of goods sold will consist of the payroll and related expenses of personnel used.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2000, the Company adopted this consensus. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION

         The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.


NOTE 3 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $13,249 since inception for the period ended June 30, 2001.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 4 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of June 30, 2001.


NOTE 5 - COMMON STOCK

         On August 18, 2000, the Company issued 5,100,000 shares of its common stock to its officers and founders for consulting services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

                             ACQUIRESTUFF.COM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

NOTE 5 - COMMON STOCK (CONT'D)

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Regulation S of the Securities Act of 1933 promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 19, 2001, the Company issued 3,000,000 shares of its common stock at $0.01 per share for a total of $30,000. During the offering period, 140,000 shares were issued on April 12, 2001 and 2,860,000 were issued on May 7, 2001.


NOTE 6 - INCOME TAXES

         At June 30, 2001, the Company has available for federal income tax purposes a net operating loss carryforwards of approximately $13,249, expiring 2015 and 2016, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $4,500 at June 30, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($4,500) has been provided for the deferred tax assets.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

Our Board of Directors appointed Quintanilla Accountancy Corporation to audit our financials statements from August 17, 2000 (our date of formation) through December 31, 2000.


There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS


Our financial statements for the period August 17, 2000 (inception) through December 31, 2000, appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation, as experts in accounting and auditing. We have also included financial statements for the six-month period from January 1, 2001, to June 30, 2001.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

o any breach of such director's duty of loyalty to us or our security holders;
o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================= ===================== ===============
Registration Fees                       Approximately                $534.60
--------------------------------------- --------------------- ---------------
Transfer Agent Fees                     Approximately                $200.00
--------------------------------------- --------------------- ---------------
Costs of Printing and Engraving         Approximately
--------------------------------------- --------------------- ---------------
Legal Fees                              Approximately             $10,000.00
--------------------------------------- --------------------- ---------------
Accounting Fees                         Approximately              $5,000.00
======================================= ===================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Commencing in or around April 2001, until in or around May 2001, we issued 3,000,000 shares of our common stock for $.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "non U.S. citizens", as that term is defined under applicable federal and state securities laws. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were approximately $25,400.00.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Certificate of Incorporation
                           (Charter Document)

3.2                        Bylaws

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings*

15.                        Letter on unaudited interim financial information
                          (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel

24.                        Power of Attorney  (not applicable)

* Included in Financial Statements

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Brampton, Ontario, Canada on August 29, 2001.


                                         AcquireStuff.com, Inc.,
                                         a Delaware corporation

                                         By:    /s/ Donald Borrie
                                                ---------------------------
                                                Donald Borrie
                                         Its:   President and Director




In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this 29th day of August 2001, the following persons in the capacities and on the dates stated:

/s/ Donald Borrie
-------------------                        August 29th, 2001
Donald Borrie
President, Director

/s/ Daniel Betson
-------------------                        August 29th, 2001
Daniel Betson
Secretary, Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes James P. Butler with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

AcquireStuff.com, Inc.


/S/ Donald Borrie
--------------------------                  August 29th, 2001
Donald Borrie
President, Director

/s/ Daniel Betson
--------------------------                  August 29th, 2001
Daniel Betson
Secretary, Director